EXHIBIT 10






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                                AGREEMENT BETWEEN

                           ENDEAVOR ENERGY CORPORATION
                                       AND

                          HOLLOMAN PETROLEUM PTY. LTD.




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                                      INDEX
                                                                           Page
                                                                           ----

ARTICLE I - EXCHANGE OF SECURITIES ........................................   5
ARTICLE II - REPRESENTATIONS AND WARRANTIES ...............................   5
    2.0l - Organization ...................................................   5
    2.02 - Capital ........................................................   5
    2.03 - Officers and Directors,  Compensation; Bank Accounts............   5
    2.04 - Financial Statements ...........................................   5
    2.05 - Absence of Changes .............................................   6
    2.06 - Absence of Undisclosed Liabilities .............................   6
    2.07 - Tax Returns ....................................................   6
    2.08 - Investigation of Financial Condition............................   6
    2.09 - Trade Names and Rights .........................................   6
    2.l0 - Contracts and Leases ...........................................   6
    2.ll - Insurance Policies .............................................   6
    2.l2 - Compliance with Laws ...........................................   7
    2.l3 - Litigation .....................................................   7
    2.l4 - Ability to Carry Out Obligations ...............................   7
    2.l5 - Full Disclosure ................................................   7
    2.l6 - Assets .........................................................   7
    2A - Organization .....................................................  10
    2B - Directors and Officers............................................  10
    2C - Capital ..........................................................  10
    2D - Financial Statements .............................................  10
    2E - Absence of Changes ...............................................  10
    2F - Absence of Undisclosed Liabilities ...............................  10
    2G - Tax Returns ......................................................  11
    2H - Investigation of Financial Condition .............................  11
    2I - Trade Names and Rights ...........................................  11
    2J - Contracts and Leases .............................................  11
    2K - Insurance Policies ...............................................  11
    2L - Compliance with Laws .............................................  11
    2M - Litigation .......................................................  12
    2N - Ability to Carry Out Obligations .................................  12
    2O - Full Disclosure ..................................................  12
    2P - Assets ...........................................................  12
ARTICLE III - SHAREHOLDER REPRESENTATIONS..................................  13
ARTICLE IV - OBLIGATIONS BEFORE CLOSING ...................................  13
    4.0l - Investigative Rights ...........................................  13
    4.02 - Conduct of Business ............................................  13
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY
ENDEAVOR .....................................                               14
    5.0l - Conditions .....................................................  14
    5.02 - Accuracy of Representations ....................................  14



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                                                                           Page
                                                                           ----

    5.03 - Performance....................................................   14
    5.04 - Absence of Litigation .........................................   14
    5.05 - Other .........................................................   14
ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE
                  BY HOLLOMAN.............................................   14
    6.0l - Conditions ....................................................   14
    6.02 - Accuracy of Representations ...................................   15
    6.03 - Performance ...................................................   15
    6.04 - Absence of Litigation .........................................   15
    6.05 - Other .........................................................   15
ARTICLE VII - CLOSING ....................................................   15
    7.0l - Closing .......................................................   15
    7.02 - Exchange of Securities.........................................   15
    7.03 - Directors .....................................................   16
    7.04 - Post Closing Agreements........................................   16
ARTICLE VIII - REMEDIES ..................................................   16
    8.0l - Arbitration ...................................................   16
    8.02 - Costs .........................................................   16
    8.03 - Termination ...................................................   16
ARTICLE IX - MISCELLANEOUS ...............................................   17
    9.0l - Captions and Headings .........................................   17
    9.02 - No Oral Change ................................................   17
    9.03 - Non-Waiver ....................................................   17
    9.04 - Time of Essence ...............................................   17
    9.05 - Entire Agreement ..............................................   17
    9.06 - Governing Law .................................................   17
    9.07 - Counterparts ..................................................   17
    9.08 - Notices .......................................................   17
    9.09 - Binding Effect ................................................   18
    9.l0 - Effect of Closing .............................................   18
    9.ll - Mutual Cooperation ............................................   18
    9.12 - Expenses.......................................................   18

    Schedule 1-   Allocation of Shares
    Exhibit A - Options, Warrants and Covertible Securities (Holloman).....  20
    Exhibit B - Officers, Directors, Bank Accounts, Safe Deposit             21
                Boxes, Powers of Attorney (Holloman).......................  22
    Exhibit C - Financial Statements - Changes in Financial Condition
                     (Holloman) ...........................................  23
    Exhibit D - Trademarks, Trade Names and Cpoyrights (Holloman)......      24
    Exhibit E - Material Contracts (Holloman)..............................  25
    Exhibit F - Insurance Policies (Holloman)..............................  27
    Exhibit G - Subject Interests .........................................  28
    Exhibit H - Officers and Directors, (Endeavor).........................  29
    Exhibit I - Options, Warrants and Convertible Securities (Endeavor) ...  30



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    Exhibit J-  Financial Statements - Changes in Financial
                   Condition (Endeavor)......................                31
    Exhibit K - Trademarks, Trade Names and Copyrights (Endeavor) ......     32
    Exhibit L - Material Contracts (Endeavor) ..........................     33
    Exhibit M-  Insurance Policies (Endeavor)...........................     34
    Exhibit N - Litigation (Endeavor) ..................................     35












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                        AGREEMENT TO EXCHANGE SECURITIES

      This AGREEMENT, made this 24th day of August, 2007, by and between Endeavor Energy Corporation ("Endeavor") and Holloman Petroleum Pty. Ltd. ("Holloman"), and the shareholders of Holloman (as to Article I and Article III only) is made for the purpose of setting forth the terms and conditions upon which Endeavor will acquire all of the issued and outstanding common stock of Holloman in exchange for shares of Endeavor's common stock.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      Subject to the terms and conditions of this Agreement, Endeavor agrees to issue, and the shareholders of Holloman agree to accept shares of Endeavor's common stock in consideration for all of the issued and outstanding common stock of Holloman. The shares of Endeavor's common stock will be allocated to the shareholders of Holloman in accordance with Schedule 1 to this Agreement.

                    ARTICLE IIREPRESENTATIONS AND WARRANTIES

      Holloman represents and warrants to Endeavor that:

      2.0l Organization. Holloman is a company duly organized, validly existing, and in good standing under the laws of Australia, has all necessary powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital of Holloman consists of 18,600,000 shares of common stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Holloman to issue any additional securities other than as set forth on Exhibit A.

      2.03 Officers and Directors. Exhibit B to this Agreement contains (i) the names and titles of all officers and directors of Holloman, and all persons whose compensation from Holloman as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which Holloman has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from Holloman and a summary of the terms thereof.

      2.04 Financial Statements. Exhibit C to this Agreement contains balance sheets of Holloman as of July 31, 2007, and the related statements of income for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Holloman


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throughout the periods indicated, and fairly present the financial position of
Holloman as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2.05 Absence of Changes. Since July 31, 2007 there has not been any change in the financial condition or operations of Holloman, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.06 Absence of Undisclosed Liabilities. Holloman did not as of July 31, 2007 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, Holloman has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Holloman have been audited by any government agency. The provision for taxes, if any, reflected in Holloman 's balance sheet as of July 31, 2007, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Holloman.

      2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Endeavor shall have the opportunity to meet with Holloman 's accountants and attorneys to discuss the financial condition of Holloman. Holloman shall make available to Endeavor the books and records of Holloman. The minutes of Holloman are a complete and accurate record of all meetings of the members and managers of Holloman and accurately reflect all actions taken at such meetings. The signatures on such minutes are the valid signatures of Holloman's managers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2.09 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by Holloman. No person other than Holloman owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Holloman 's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of Holloman presently in existance or which have been agreed to by Holloman (whether written or oral). Except as disclosed on Exhibit E, Holloman is not in default under of these agreements or leases.

      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by Holloman concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.



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      2.12 Compliance with Laws. Holloman has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to applicable federal and state securities laws. Holloman does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2.13 Litigation. Holloman is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Holloman threatened, against or affecting Holloman or its business, assets, or financial condition. Holloman is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Holloman is not engaged in any legal action to recover moneys due to Holloman or damages sustained by Holloman.

      2.14 Ability to Carry Out Obligations. Subject to the approval of its shareholders, Holloman has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Holloman and the performance by Holloman of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of organization, or other agreement or instrument to which Holloman is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Holloman, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Holloman or would create any obligation for which Holloman would be liable, except as contemplated by this Agreement.

      2.15 Full Disclosure. None of representations and warranties made by Holloman, or in any certificate or memorandum furnished or to be furnished by Holloman, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Holloman has disclosed to Endeavor all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on Holloman's business.

      2.16  Assets.  Exhibit G to this Agreement lists:
            ------

              (a) all oil, gas, leasehold interests, concessions and permits owned by Holloman;

              (b) all of Holloman's rights under any operating agreement, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, gas sale contracts, gas processing contracts, and other instruments and agreements (all of which are hereinafter collectively referred to as the "Existing Contracts");

              (c) All right, title and interest of Holloman in all equipment, pipelines, accounts, wells, tanks, pipeline easements, surface easements, production in tanks, and appurtenances used or held for use or related to the aforesaid interests described in Exhibit G or operations conducted in connection therewith;


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              (d) All right, title, and interest of Holloman in or derived from all unitization and pooling agreements concerning the properties covered and the units created thereby which accrue or are attributable to the interests described in Exhibit G, and including not less than those percentages of interests in the units set forth in Exhibit G;

              (e) Without limitation by the foregoing, all of Holloman's right, title, and interest in and to oil, gas, and mineral interests and oil, gas, and mineral leasehold interests and overriding royalty interests and all concessions and permits in the lands described or referred to in Exhibit G or to which the interests in Exhibit G relate (specifying for each prospect gross acres, working interest and net revenue interest);

              (f) without limitation all of Holloman's working and net revenue interest in and to the wells described on Exhibit G (the "Wells");

all of which interests, are hereinafter collectively referred to as the "Subject Interests", and which will be owned by Holloman, free of all liens and encumbrances, at Closing.

      No Defaults. Holloman has not received any notice of default and is not in default under any lease, concession, permit or extension thereof, operating agreement or other agreement or obligation to which it is a party or by which it is bound or to which it may be subject affecting the Subject Interests or Holloman's right to enter into this Agreement and carry out the transactions contemplated hereby, and Holloman is not subject to any order, writ, injunction, or decree of any court or commission or other administrative agency affecting the Subject Interests or its right to enter into this Agreement and carry out the transactions contemplated hereby.

      No Encumbrances. Holloman has good and marketable title to the Subject Interests and, except for the obligations, encumbrances, depth limitations, and burdens set forth on Exhibit G the Subject Interests are free and clear of all liens, claims, clouds, burdens, depth limitations, or encumbrances. In addition, Exhibit G reflects the names, addresses, and telephone numbers of all contractors, service companies, materialmen, and vendors that have provided services or material on the Subject Interests within the last six months or who could claim a lien for services or materials provided to the Subject Interests under applicable law in a cumulative amount of $500.00 or more. The oil, gas, and leasehold interests described in Exhibit G, are not subject to being reduced by virtue of any reversionary or back-in interests or reassignments or payments required of Holloman. Except as described on Exhibit G the Subject Interests, are not subject to any joint venture agreements, farmout agreements, operating agreements, oil and or gas sales or processing contracts, preferential rights of purchase, consents to assignment, drilling and or development obligations or other burden, restriction or limitation with respect to the ownership interest of Holloman, the operation thereof, or the disposition and processing of production attributable thereto which are not ordinary and customary in the oil and gas industry, or which contain any terms, provisions, conditions or agreements which are not ordinary and customary in the oil and gas industry.

      Subject Interests. The Subject Interests entitle Holloman to receive not less than the undivided interests set forth in Exhibit G as "Net Revenue Interests" of all indicated hydrocarbons produced, saved, and marketed from the lands covered thereby and all wells located thereon through the plugging, abandonment, and salvage of such wells. Holloman's proportionate obligation to


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bear costs and expenses relating to the development of and operations on the leases, land, and wells thereon is not, and, through the plugging, abandonment, and salvage of such wells, will not be, greater than the "Working Interests" set forth in Exhibit G. Exhibit G contains a correct and complete list of each person or entity who owns a working interest in any of the property covered by the Subject Interests, the extent of such working interest, the net revenue interest of such person or entity, each person who holds a royalty interest in such property, and the extent of such royalty interest.

      Consents and Approvals. Except as set forth in Exhibit G, no governmental, regulatory, or other third party approvals, waivers, consents, or waivers of preferential or similar rights of third parties are required to consummate the transactions contemplated by this Agreement and to fully vest in Holloman all rights, title, and interests to the Subject Interests. Consummation of the transaction contemplated by this Agreement will not violate any statute, ordinance, or regulation of any governmental or regulatory body.

      Validity of Leases and Contracts. Each of the leases, operating agreements, concessions, permits, and other agreements described in Exhibit G hereto relating to the Subject Interests is valid and subsisting; such leases, concessions, permits will be maintained in effect as to the lands covered thereby by production from the Wells located on such leases or by timely meeting the drilling obligations thereunder; there is not under any such leases, concessions, permits or contracts any existing breach or default or event that with notice or lapse of time, or both, would constitute a breach or default. Holloman has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the leases, concessions or permits or other documents applicable to the Subject Interests and is fully qualified to own and hold all such leases or other interests relating to the Subject Interests. There are no obligations (excluding those described on Exhibit G) to engage in continuous development operations in order to maintain the Subject Interests or other interest in force and effect for the areas and depths covered thereby; there are no provisions applicable to such leases, concessions or permits or other documents which increase the royalty share of the any person thereunder. Upon the establishment of production in commercial quantities, the leases, concessions, permits and other interests will be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years. With respect to tangible personal property held by Holloman under lease, all such agreements are valid, binding and in full force and effect and Holloman is not in default under any such lease. The copies of the leases and agreements described in Exhibit G to this Agreement which have been heretofore delivered to Endeavor are true and complete copies thereof, with all amendments to date.

      Compliance with Laws. To the best of Holloman' knowledge, all of the Subject Interests have been operated in compliance with all applicable laws and regulations. Holloman holds (and is in compliance with the terms of) all permits, licenses, variances, exemptions, orders, franchises, approvals, and authorizations of all governmental agencies necessary for the lawful conduct of its business or the lawful ownership, use, and operation of the subject interests. As of the date of this Agreement, no investigation or review by any governmental agency with respect to Holloman or the Subject Interests is pending or, to the best knowledge, information, and belief of Holloman, is threatened.


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      Obligation Wells. A complete and accurate description of all drilling obligations and other material development obligations (and the penalties for the breach thereof) affecting the Subject Interests is set forth in Exhibit G.

      Taxes. All ad valorem, property, production, severance, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom with respect to the Subject Interests have been properly paid, and all such taxes and assessments which become due and payable prior to the Closing Date shall be paid in full by Holloman.

      Endeavor represents and warrants to Holloman that:

      2A. Organization. Endeavor is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on Endeavor.

      2B. Directors and Officers' Compensation; Banks. Exhibit H to this Agreement contains the names and titles of all directors and officers of Endeavor

      2C. Capital. The authorized capital stock of Endeavor consists of 150,000,000 shares of common stock. Immediately prior to closing 52,959,366 shares of common stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Endeavor to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit I.

      2D. Financial Statements. Exhibit J to this Agreement contains balance sheets of Endeavor as of June 30, 2007, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Endeavor throughout the periods indicated, and fairly present the financial position of Endeavor as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2E. Absence of Changes. Since June 30, 2007, there has not been any change in the financial condition or operations of Endeavor, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit J.

      2F. Absence of Undisclosed Liabilities. Endeavor did not as of June 30, 2007 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit J.




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      2G. Tax Returns. Within the times and in the manner prescribed by law,
Endeavor has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on Endeavor. No federal income tax returns of Endeavor have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Endeavor's balance sheet as of June 30, 2007, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Endeavor.

      2H. Investigation of Financial Condition of Endeavor. Without in any manner reducing or otherwise mitigating the representations contained herein, Holloman shall have the opportunity to meet with Endeavor's accountants and attorneys to discuss the financial condition of Endeavor. Endeavor shall make available to Holloman the books and records of Endeavor. The minutes of Endeavor are a complete and accurate record of all meetings of the shareholders and directors of Endeavor and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Endeavor's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2I. Trade Names and Rights. Exhibit K attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by Endeavor. No person, other than Endeavor, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of Endeavor, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit L attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of Endeavor presently in existence or which have been agreed to by Endeavor (whether written or oral). Except as noted on Exhibit L, Endeavor is not in default under any of these agreements or leases.

      2K. Insurance Policies. Exhibit M to this Agreement is a description of all insurance policies held by Endeavor concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit M and are in full force and effect.

      2L. Compliance with Laws. Endeavor has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. Endeavor does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. Endeavor has filed with the Securities and Exchange Commission ("SEC") and any applicable state securities agency, all required forms, reports, schedules, statements and other documents (collectively, the "SEC Documents"). The SEC Documents filed by Endeavor, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances


                                       11
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under which they were made, not misleading; and (b) complied in all material respects with applicable federal and state securities laws, as the case may be, and the rules and regulations of the SEC and any applicable state securities agency. The financial statements of Endeavor included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of Endeavor as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

      2M. Litigation. Other than as disclosed on Exhibit N, Endeavor is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Endeavor threatened, against or affecting Endeavor or its business, assets, or financial condition. Endeavor is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Endeavor is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit N.

      2N. Ability to Carry Out Obligations. Endeavor has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Endeavor and the performance by Endeavor of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Endeavor is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Endeavor, or
(c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Endeavor or would create any obligations for which Endeavor would be liable, except as contemplated by this Agreement.

      2O. Full Disclosure. None of representations and warranties made by Endeavor, or in any certificate or memorandum furnished or to be furnished by Endeavor, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Endeavor has disclosed to Holloman all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on Endeavor.

      2P. Assets. Endeavor has good and marketable title to all of its property.




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                                   ARTICLE III
                           SHAREHOLDER REPRESENTATIONS

Each shareholder of Holloman represents to Endeavor that he or she has the right, power, and authority to enter into, and perform his or her obligations under this Agreement. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his or her common stock in Holloman pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, or agreement to which he or she is a party, or by which he or she may be bound, nor will any consents or authorizations of any party be required. Each shareholder of Holloman represents and warrants to Endeavor that the common stock of Holloman that such shareholder will deliver at closing will be free of any liens or encumbrances.

      Each shareholder of Holloman understands that the shares being acquired from Endeavor represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

      Each shareholder of Holloman represents to Endeavor that the shareholder is not relying on Endeavor or any officer, director, employee, attorney, accountant or agent of Endeavor with respect to the tax consequences of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

    4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall amend its Articles of Incorporation, Articles of Organization, by-laws or operating agreement, declare dividends, redeem or sell stock, or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE V
                 CONDITIONS PRECEDENT TO PERFORMANCE BY ENDEAVOR

      5.01 Conditions. Endeavor's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. Endeavor may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Endeavor of any other condition of or any of Endeavor's other rights or remedies, at law or in equity, if Holloman shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Holloman in this Agreement or in any written statement that shall be delivered to Endeavor by Holloman under this Agreement shall be true on and as of the closing date as though made at those times.

      5.03 Performance. Holloman shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. Holloman shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      5.05 Other. In addition to the other provisions of this Article V, Endeavor's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     (a) Holloman will own the Subject Interests, free of any lien or encumbrance.
     (b) All interests of Holloman Oil and Gas, Ltd. or Holloman Corporation in the agreements listed on Exhibit E will have been transferred to Holloman.
     (c) Holloman will have obtained all consents or approvals required from any third party or government agency with respect to the transfer of the Subject Interests and its interests in the agreements listed on Exhibit E.
     (d) Endeavor will be in receipt of a Certificate of Good Standing for Holloman.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PERFORMANCE BY HOLLOMAN

      6.01 Conditions. Holloman's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article VI. Holloman may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Holloman of any other condition of or any of Holloman's other rights or remedies, at law or in equity, if Endeavor shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Endeavor in this Agreement or in any written statement that shall be delivered to Holloman by Endeavor under this Agreement shall be true on and as of the closing date as though made at those times.

      6.03 Performance. Endeavor shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. Endeavor shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. In addition to the other provisions of this Article VI, Holloman's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

      (a) Endeavor will have acquired a 62.5% working interest in the VIC-60 permit and the acquisition will have been approved by all applicable third parties and government agencies.

                                   ARTICLE VII
                                    CLOSING

      7.0l Closing. The closing of this transaction shall be held at a mutually agreeable time and place. Unless the closing of this transaction takes place before September 30, 2007, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section
9.12. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

      By Holloman:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of Holloman are true and correct as of, or have been fully performed and complied with by, the closing date.

      By Endeavor:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of Endeavor are true and correct as of, or have been fully performed and complied with by, the closing date.

      7.02 Exchange of Securities. On the closing date, each share of Hollman then issued and outstanding, will be exchanged, for 18,600,000 fully paid and nonassessable shares of Endeavor in accordance with Schedule 1 to this Agreement.

      7.03 Directors. At the closing of this Agreement Endeavor will appoint Mark E. Stevenson and Eric Prim as directors.

      7.04  Post Closing Agreements.

(a) Endeavor will complete the work programs required by the permits listed on Exhibit G. (b) Endeavor will comply with all existing conditions, contracts and agreements for the permits listed on Exhibit G.
(c) Endeavor will change its corporate name to "Holloman Energy Corporation"

                                  ARTICLE VIII
                                    REMEDIES

      8.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      8.02 Costs. (i) Each party will bear its own costs of and incidental to the preparation and execution of this Agreement; (ii) If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, Endeavor or Holloman may on or prior to the closing date terminate this Agreement, without liability to the other party:

      (i) If any bona fide action or proceeding shall be pending against Endeavor or Holloman on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

      (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

      (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

      9.06 Governing Law. This Agreement and its application shall be governed by the laws of Nevada.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Endeavor
      --------

      1110 - 521-Third Avenue SW
      Calgary, Alberta, Canada T2P 3T3

      Holloman
      --------

      5257 West Interstate 20
      Odessa, Texas 79763


      9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement. In the event there is any material misrepresentation or warranty of any party to this Agreement, then Endeavor (if such misrepresentation is made by Holloman or the Holloman members) or the shareholders of Holloman ( if such misrepresentation is made by Endeavor) may recind this Agreement during the 60 day period following the closing of this Agreement.

      9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    ENDEAVOR ENERGY CORPORATION

                                    By   /s/ Cameron King
                                        --------------------------------------
                                         Cameron King, President


                                    HOLLOMAN PETROLEUM PTY LTD.

                                    By  /s/ Mark Stevenson
                                       ---------------------------------------
                                        Mark Stevenson, President


                                   SHAREHOLDERS OF HOLLOMAN
                                    PETROLEUM PTY LTD.

                                   Mark E. Stevenson, Ltd.


                                   By: /s/ Mark E. Stevenson
                                       --------------------------------


                                   Stevenson Partners, Ltd.


                                   By: /s/ Mark E. Stevenson
                                       --------------------------------


                                   Lara Jill Stevenson Heritage Trust


                                   By: /s/ Mark E. Stevenson
                                       --------------------------------


                                   Kristin Nicole Cowan 2004 Trust


                                   By: /s/ Mark E. Stevenson
                                       --------------------------------


                                   Holloman Oil & Gas Ltd.


                                   By: /s/ Mark E. Stevenson
                                       --------------------------------

                                       /s/ Eric Prim
                                       --------------------------------
                                       Eric Prim


                                       /s/ Bryce Harrell
                                       --------------------------------
                                       Bryce Harrell


                                       /s/ Kenny Clodfelter
                                       --------------------------------
                                       Kenny Clodfelter


                                       /s/ Collin Young
                                       --------------------------------
                                       Collin Young


                                       /s/ Rodney Schwarzlose
                                       --------------------------------
                                       Rodney Schwarzlose


                                       /s/ Lupe Cortez
                                       --------------------------------
                                       Lupe Cortez


                                      /s/ Sam E.  Holloman
                                      ---------------------------------
                                      Sam E. Holloman


                                      /s/ Scott Sibert
                                      ---------------------------------
                                      Scott Sibert


                                      /s/ Mark E. Stevenson
                                      ---------------------------------
                                      Mark E. Stevenson


                                      /s/ John Risinger
                                      ---------------------------------
                                      John Risinger


                                      /s/ Roy Whiting
                                      --------------------------------
                                      Roy Whiting

                                   SCHEDULE 1


                                      Holloman     Endeavor
 Name                                  Shares       Shares       Percentage
 ----                                 --------     --------      ----------

Investors
---------

Mark E. Stevenson, Ltd.               102,028       102,028         0.55%
Stevenson Partners, Ltd.               72,656        72,656         0.39%
Lara Jill Stevenson Heritage Trust     29,063        29,063         0.16%
Kristin Nicole Cowan 2004 Trust        29,063        29,063         0.16%
Eric Prim                             327,076       327,076         1.76%
Bryce Harrell                         304,836       304,836         1.64%
Kenny Clodfelter                       21,797        21,797         0.12%
Collin Young                           45,394        45,394         0.24%
Rodney Schwarzlose                      9,714         9,714         0.05%
Lupe Cortez                             2,906         2,906         0.02%
Sam E. Holloman                        72,656        72,656         0.39%
Scott Sibert                          145,313       145,313         0.78%
                                 ------------   -----------     ---------
                                    1,162,500     1,162,500         6.25%
                                 ------------   -----------     ---------

Founders
--------

Mark E. Stevenson                      50,000        50,000         0.27%
Eric Prim                              50,000        50,000         0.27%
John Risinger                          50,000        50,000         0.27%
Roy Whiting                            50,000        50,000         0.27%
                                 ------------   -----------     ---------
                                      200,000       200,000         1.08%
                                 ------------   -----------     ---------

Holloman Oil & Gas Ltd.            17,237,500    17,237,500        92.67%
                                 ------------   -----------     ---------
Total HOG Issued Endeavor Shares   18,600,000    18,600,000       100.00%
                                 ============   ===========     =========
(30% of estimated total shares)

Terms Estimate

62,000,000    Endeavor Estimated Total Shares
30%                                     Terms
18,600,000    Holloman Estimated Total Shares


The total number of Holloman Oil and Gas, Ltd. issued Endeavor Shares is fixed at 18,600,000. However, the final allocation of these shares is subject to trustee approval and will be determined within 30 days of the execution of this agreement.

                                    EXHIBIT A

              OPTIONS, WARRANTS, CONVERTIBLE SECURITIES (HOLLOMAN)



None.

                                    EXHIBIT B
                                    ---------

OFFICERS, DIRECTORS, BANK ACCOUNTS SAFE DEPOSIT BOXES, POWERS OF ATTORNEY (HOLLOMAN)



Officers

Mark E. Stevenson - President and Chief Executive Officer
Eric Prim - Secretary and Treasurer


Directors

Mark Stevenson
Eric Prim


Bank Accounts

None

Safe Deposit Boxes

None

Powers of Attorney

None

                                    EXHIBIT C
                                    ---------

                         FINANCIAL STATEMENTS (HOLLOMAN)



Assets

Australian oil and gas permits                               $    (1)


Liabilities                                                  $    -0-


Stockholders Equity                                          $    (1)


(1) To be calculated in accordance with generally accepted accounting principles.

                                    EXHIBIT D

                TRADEMARKS, TRADE NAMES AND COPYRIGHTS (HOLLOMAN)




None

                                    EXHIBIT E

                      SUMMARY MATERIAL CONTRACT (HOLLOMAN)

Set out below is a summary of the contracts to which the Company is a party that may be material in terms of the operation of the business of the Company. The whole of the provisions of the contracts are not repeated in this document and interested party who wishes to gain a full knowledge of the content of the material contracts should inspect the same at the registered office of the Company.

Acquisition of VIC P60 and WA 372P and 373P

On 11 August 2005 Holloman Oil and Gas and Holloman Corporation entered into an Asset Purchase Agreement for Holloman Oil and Gas to acquire a 37.5% interest in Exploration Permit VIC/P60 offshore Victoria and 100% interest in Exploration Permits WA-372-P, WA-373-P and WA-395-P offshore Western Australia.

Both the parties provided various warranties and representations including, but not limited to, title to leases held by Holloman Corporation, corporate authority, absence of litigation, contracts and consents.

The parties provide mutual indemnities to each other in respect to damages suffered by a party as a result any breach of a warranty or representation.

Contracts PEL-108, 109, 112
Farmin Agreement

On 7 June 2006 Holloman Oil and Gas and, Australian-Canadian Oil Royalties Ltd and Ely Sakhai (together the Farmor) and Holloman Corporation (Guarantor) entered into a Farmin Agreement with respect to Petroleum Exploration Licences 108, 109 and 112 in Cooper/Eromanga Basin of South Australia.

The parties have agreed to execute a Joint Operating Agreement (see below). Holloman must commence and complete a drilling program of three wells. The expenditure for this drilling program is $4,500,000 for the first three wells. Drilling shall be to a depth of economic basement expected to be 1,800 meters.

Under the Farmin Agreement Holloman, will be assigned a 66.67% interest in each of the three permits. Thereafter the Parties shall be responsible for their share of all costs and liabilities attributed to the working interest of the Petroleum Exploration Licences.

Holloman Corporation has provided a letter of credit and bank guarantee in favour of the Farmor to secure the performance of the Farmin Agreement.

The Farmin Agreement contains representations and warranties given by the parties and other clauses which are considered standard for an agreement of this type.

Joint Operating Agreement

On 2 January 2007 Holloman Oil and Gas and, Australian-Canadian Oil Royalties Ltd and Ely Sakhai (together the Farmor) and Holloman Corporation (Guarantor) entered into a Joint Operating Agreement with respect to Petroleum Exploration

Licences 108, 109 and 112 in Cooper/Eromanga Basin of South Australia. The terms are in accordance with terms and conditions normally associated with this type of agreement.

Acquisition VIC-60

On 16 May 2007 Holloman Oil and Gas acknowledged that DuJour products Inc. entered into an Asset Purchase Agreement to acquire its 62.5% interest in Exploration Permit VIC/P60 offshore Victoria from Ely Sakhai, Robert Kamon, Australian-Canadian Oil Royalties Ltd. and Bass Strait Partners

All parties provided various warranties and representations including, but not limited to, title to leases held by Ely Sakhai, Robert Kamon, Australian-Canadian Oil Royalties Ltd., corporate authority, absence of litigation, contracts and consents.

The parties provide mutual indemnities to each other in respect to damages suffered by a party as a result any breach of a warranty or representation.

Overriding Royalty Interest
PEL 108, 109, and 112
      International Oil Lease Service Corp. (IOLS)    1.0000%
      Australian-Canadian Oil Royalties Ltd.          1.0000%
      Ely Sakhai                                      2.0000%
      Brokers Commission                              1.0000%
                                                      5.0000%
VIC-60
      Bass Straits Partners Ltd.                      9.0000%
      Australian-Canadian Oil Royalties Ltd.          2.1250%
      Ely Sakhai                                      2.1250%
      Australian Grazing Pastoral Ltd.                1.8750%
      Cisco Outback Holdings LLC                      1.1875%
      Cisco Legacy Ventures LLC                       1.0000%
      Robert Kamon                                    1.0625%
                                                    ---------
                                                     18.3750%

WA-372- Australian-Canadian Oil Royalties Ltd         3.0000%

WA-373 - Australian-Canadian Oil Royalties Ltd        3.0000%

WA-395 - None

                                    EXHIBIT F
                                    ---------

                          INSURANCE POLICIES (HOLLOMAN)



None

                                    EXHIBIT G

                                SUBJECT INTERESTS



Cooper Basin Permits
PEL 108, 109, 112                             Working Interest    ORRI     Net Revenue
--------------------------------------------------------------------------------------
Holloman Petroleum Pty, Ltd.                        66.7%
Australian-Canadian Oil Royalties Ltd.              13.8%          1%
Ely Sakhai                                          16.7%          2%
Robert Kamon                                         1.5%
George Naim                                          0.7%
Jan Soleiman                                         0.7%
Australian Commonwealth                                           10%
Aboriginals                                                        1%
Brokers Commission                                                 1%
International Oil Lease Service Corp. (IOLS)                       1%
                                                  -------      ------          ------
                                                   100.0%         16%           84.0%
Gippsland Basin Permit
VIC-60
--------------------------------------------------------------------------------------
Australian Commonwealth                                         12.0%
Holloman Petroleum Pty, Ltd.                        37.5%
Endeavor Energy Corporation                         62.5%
Bass Straits Partners Ltd.                                       9.0%
Australian-Canadian Oil Royalties Ltd.                           2.1%
Ely Sakhai                                                       2.1%
Australian Grazing Pastoral Ltd.                                 1.9%
Cisco Outback Holdings LLC                                       1.2%
Cisco Legacy Ventures LLC                                        1.0%
Robert Kamon                                                     1.1%
                                                  -------      ------          ------
                                                   100.0%       30.4%           69.6%
Barrow Sub-Basins
WA-372P
--------------------------------------------------------------------------------------
Holloman Petroleum Pty, Ltd.                       100.0%
Australian-Canadian Oil Royalties Ltd.                             3%
Australian Commonwealth                                           12%
                                                  -------      ------          ------
                                                     100%         15%           85%

WA-373P
--------------------------------------------------------------------------------------
Holloman Petroleum Pty, Ltd.                         100%
Australian-Canadian Oil Royalties Ltd.                            3%
Australian Commonwealth                                          12%
                                                  -------      ------          ------
                                                     100%        15%            85%

WA-395P
 Holloman Petroleum Pty, Ltd.                        100%
Australian Commonwealth                                          12%
                                                  -------      ------          ------
                                                     100%        12%            88%


                                    EXHIBIT H

OFFICERS, DIRECTORS, BANK ACCOUNTS SAFE DEPOSIT BOXES, POWERS OF ATTORNEY (ENDEAVOR)

Officers

      Cameron King - President and Chief Executive Officer

Directors

      Cameron King
      Douglas Brown
      Mark Stevenson
      Eric Prim

Bank Accounts

      Bank of Montreal

      5377 Headland Drive
      West Vancouver, B.C.
      V7W 3C7

      US Account # 3953 4603-540
      CDN Account # 3953 1011-647

Safe Deposit Boxes

      None

Powers of Attorney

      None

                                    EXHIBIT I

              OPTIONS, WARRANTS, CONVERTIBLE SECURITIES (ENDEAVOR)


Options
-------

      The Company has not adopted a stock option plan. At June 30, 2007, the Company had no stock options outstanding.

Warrants
--------

      At June 30, 2007, the Company had 100,000 warrants outstanding entitling the holder to purchase one common share of the Company at a price of $1.75 per share for two years, or until March 2, 2009.

      At June 30, 2007, the Company had 166,201 warrants outstanding entitling the holder to purchase one common share of the Company at a price of $3.00 per share for two years, or until June 1, 2009.

      At June 30, 2007, the Company had 66,666 warrants outstanding entitling the holder to purchase one common share of the Company at a price of $3.00 per share for two years, or until June 28, 2009.

Convertible Securities
----------------------

      There are no convertible securities except Endeavor's Series A preferred shares and the preferred shares of Endeavor's wholly-owned subsidiary.

                                    EXHIBIT J


                              FINANCIAL STATEMENTS


      Refer to Endeavor's 10-Q report for the three months ended June 30, 2007 as filed with the Securities and Exchange Commission.

                                    EXHIBIT K

                TRADEMARKS, TRADE NAMES AND COPYRIGHTS (ENDEAVOR)


      None

                                    EXHIBIT L


                          MATERIAL CONTRACTS (ENDEAVOR)


      On May 16, 2007 the Company entered into an agreement to acquire a 62.5% working interest ("WI") with a 53.125% net revenue interest in an Australian oil and gas exploration permit known as Victoria Permit 60. The permit covers 339,769 acres located in the Bass Strait of the Gippsland Basin of Victoria, Australia.

      On August 03, 2007 the Company acquired 100% interest of Endeavor Canada Corporation for 9,000,000 preferred shares of First Endeavor Holding Inc. with conversion rights in to 9,000,000 million common shares of the public company Endeavor Energy Corporation. (Attach Acquisition Agreement and Amendment).

                                   EXHIBIT M

                         INSURANCE POLICIES (ENDEAVOR)


      None.

                                   EXHIBIT N


                              LITIGATION (ENDEAVOR)


      None.

                CLOSING AGREEMENT RELATING TO THE ACQUISITION OF
                          HOLLOMAN PETROLEUM PTY. LTD.
                                       BY
                           ENDEAVOR ENERGY CORPORATION



      1. By agreement dated August 24, 2007 Endeavor Energy Corporation (now named Holloman Energy Corporation), Holloman Petroleum PTY. Ltd. ("Holloman") and the shareholders of Holloman entered into an agreement whereby Endeavor agreed to acquire all of the issued and outstanding shares of Holloman.

      2. All parties agree that all conditions precedent and/or contingencies to the closing of the August 24, 2007 Agreement have been satisfied or waived.

      3. The closing of the August 24, 2007 Agreement is deemed to have occurred on October 2, 2007.


                                    ENDEAVOR ENERGY CORPORATION

                                    By   /s/ Cameron King
                                       ----------------------------------------
                                       Cameron King, President


                                    HOLLOMAN PETROLEUM PTY LTD.

                                    By  /s/ Mark Stevenson
                                       ----------------------------------------
                                          Mark Stevenson, President


                                    SHAREHOLDERS OF HOLLOMAN
                                      PETROLEUM PTY LTD.

                                    Mark E. Stevenson, Ltd.

                                    By: /s/
                                        --------------------------------


                                    Stevenson Partners, Ltd.

                                    By: /s/
                                        --------------------------------

                                    Lara Jill Stevenson Heritage Trust

                                    By: /s/
                                        --------------------------------


                                    Kristin Nicole Cowan 2004 Trust

                                    By: /s/
                                        --------------------------------


                                    Holloman Oil & Gas Ltd.

                                    By: /s/
                                        --------------------------------


                                    /s/ Eric Prim
                                    --------------------------------
                                    Eric Prim


                                    /s/ Bryce Harrell
                                    --------------------------------
                                    Bryce Harrell


                                    /s/ Kenny Clodfelter
                                    --------------------------------
                                    Kenny Clodfelter


                                    /s/ Collin Young
                                    --------------------------------
                                    Collin Young


                                    /s/ Rodney Schwarzlose
                                    --------------------------------
                                    Rodney Schwarzlose


                                    /s/ Lupe Cortez
                                    --------------------------------
                                    Lupe Cortez


                                    /s/ Sam E. Holloman
                                    ------------------------------------
                                    Sam E. Holloman

                                    /s/ Scott Sibert
                                    --------------------------------
                                    Scott Sibert


                                    /s/ Mark E. Stevenson
                                    --------------------------------
                                    Mark E. Stevenson


                                    /s/ John Risinger
                                    --------------------------------
                                    John Risinger


                                    /s/ Roy Whiting
                                    --------------------------------
                                    Roy Whiting